UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010 (October 27, 2010)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Restricted Common Units
On October 27, 2010, the Board of Directors (the “Board”) of Eagle Rock Energy G&P, LLC (the “Company”), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”) approved, on the recommendation of the Compensation Committee of the Board, a grant of restricted common units (the “Restricted Units”) pursuant to the Partnership’s amended and restated Long Term Incentive Plan (the “Plan”) to certain executive officers of the Company as indicated in the following table:

Award Recipient	Number of Restricted Units
Joseph A. Mills	181,000
Jeffrey P. Wood	56,000
Charles C. Boettcher	56,000
Joseph E. Schimelpfening	56,000
Steven G. Hendrickson	53,000
Alfredo Garcia	30,000

The grants of Restricted Units to the executive officers were made pursuant to a Restricted Unit Award Agreement (an “Agreement”) on October 27, 2010.   The form of Agreement is the same as the one approved by the Board, on the recommendation of the Compensation Committee of the Board, and filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on September 30, 2010, which is incorporated by reference herein, except that the Agreement expressly provides that the recipient will not receive the distribution for the third quarter of 2010 as prescribed by the Board, on recommendation of the Compensation Committee.

The Restricted Units are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate members of the Company’s management.  Award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, including the right to receive distributions thereon if and when distributions are made by the Partnership to its unitholders.  The Agreements, however, provide that the recipients will not receive the distribution for the third quarter of 2010. The Restricted Units vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of November 15, 2011, November 15, 2012 and November 15, 2013, as long as the award recipient remains continuously employed by, or a service provider to, the Company and its affiliates.

If an award recipient’s service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units due to death or “disability” (as such term is defined in the Agreement), then all unvested Restricted Units will immediately vest in full as of the date of such termination.  If an award recipient’s service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units for any other reason, then the award recipient will forfeit all unvested Restricted Units to the Company, except that, if an award recipient’s service is terminated either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the Agreement), then the Compensation Committee has the discretion to accelerate the vesting of all or any portion of the unvested Restricted Units; any Restricted Units that the Compensation Committee does not cause to vest will be forfeited.  In the event of an award recipient’s termination from service without “cause” or for “good reason” within two years following the occurrence of a change of control, all unvested Restricted Units will become immediately vested in full.

Departure of Alfredo Garcia
Alfredo Garcia has resigned as the Company’s Senior Vice President, Corporate Development effective November 5, 2010. The Restricted Units Mr. Garcia received on October 27, 2010 will be forfeited as a result of his resignation.

Item 8.01                      Other Events

Also on October 27, 2010, the Board established the Nominating and Governance Committee (the “Nominating Committee”) of the Board as a new standing committee.  The Board appointed Peggy A. Heeg, Philip B. Smith and Herbert C. Williamson, III as the initial members of the Nominating Committee and also appointed Ms. Heeg as chair of the Nominating Committee.  The charter of the Nominating Committee, which was adopted by the Board on October 27, 2010, will be posted on the Partnership’s website and may be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Corporate Governance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: November 1, 2010	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel